EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of International Silver, Inc., of our report dated April 22, 2011 on our audit of the financial statements of International Silver, Inc. as of December 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended December 31, 2010, and the reference to us under the caption "Experts."

Seale and Beers, CPAs
Las Vegas, Nevada
October 20, 2011

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Veyas. NV89107Phone: (888)727-8251 Fax: (888)782-2351